Exhibit 10.19

ACKNOWLEDGEMENT AGREEMENT

This Acknowledgement Agreement (this “Agreement”) is made effective as of October ___, 2021, by and among SM Midco L.P., a Guernsey limited partnership (the “Partnership”), Dion GP Co. Limited, a Guernsey limited liability company and the general partner of the Partnership (the “General Partner”), Candela Medical, Inc., a Delaware corporation (the “Company”), and the unitholder identified on the signature page (the “Signature Page”) attached hereto (“Unitholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

WHEREAS, Unitholder holds a number of vested and/or unvested Class B Units of the Partnership (the “Partnership Class B Units”), in each case as specified in the Equity Schedule set forth on the Signature Page, which Partnership Class B Units are subject to the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of November 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”), the Partnership’s Amended and Restated Executive Equity Incentive Plan (as amended from time to time, the “Equity Incentive Plan”) and one or more Class B Unit Award Agreements, including any exhibits attached thereto (collectively, the “Unit Award Agreements”);

WHEREAS, in connection with the initial public offering of the Company (the “IPO”) and on or around the IPO pricing date, the Partnership will distribute shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to its partners, which will be effected as a distribution of assets pursuant to the waterfall in the Partnership Agreement followed by a liquidation of the Partnership (the “Distribution” and, the date of such Distribution, the “Distribution Time”), upon the terms and subject to the conditions set forth herein and as otherwise determined by the General Partner;

WHEREAS, as set forth herein (including Appendix A), specified shares of Common Stock received by the Unitholder in the Distribution will be subject to vesting and/or forfeiture conditions, (such shares of Common Stock, “Restricted Stock”); and

WHEREAS, this Agreement shall become effective upon, and subject to, the pricing of the IPO.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto acknowledge and agree as follows:

1. Distribution in Respect of Partnership Class B Units.

(a) Subject to the terms and conditions set forth herein and effective as of the Distribution Time, the General Partner will cause the Partnership to distribute shares of Restricted Stock to the Unitholder in respect of his or her Partnership Class B Units, which will be effected as a distribution of assets pursuant to the waterfall in the Partnership Agreement. Once the price at which shares of Common Stock are initially offered to the public in connection with the IPO (the “IPO Price”) is conclusively determined, the actual number of shares of Restricted Stock to be received will be determined and the Company will communicate such final number to the Unitholder.

(b) Effective as of the Distribution, the shares of Restricted Stock shall be subject to the terms of Appendix A attached hereto. Notwithstanding the foregoing, effective as of the Distribution Time and subject to the other provisions of this Agreement (including Section 6), any shares of Restricted Stock received in respect of the Unitholder’s vested Partnership Class B Units shall be vested and shall not be subject to the terms of Appendix A.

(c) Unitholder shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto, with respect to the shares of Restricted Stock. Unitholder shall timely (within 30 days following the Distribution Time) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that Unitholder has made such timely filing and furnish a copy of such filing to the Company. Unitholder should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the shares of Restricted Stock.

(d) Unitholder acknowledges that the shares of Restricted Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom, subject to Section 6 below and the Company’s then effective securities trading policy.

2. Restrictive Covenants Agreement. For purposes of the Restrictive Covenants Agreement (as defined in the Equity Incentive Plan) to which Unitholder is a party, it is acknowledged and agreed that, from and after the Distribution, references to the “Partnership” will instead refer to the Company and references to the “Partnership Group” will refer to the Company and its subsidiaries.

3. Book Entry. The Company shall recognize Unitholder’s ownership of shares of Restricted Stock through uncertificated book entry.

4. Rights as a Stockholder. Unitholder shall be the record owner of the shares of Restricted Stock until or unless such shares of Restricted Stock are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the shares of Restricted Stock and rights to dividends or other distributions, subject to Section 6 below.

5. Book Entry Notations. To the extent applicable, all book entries representing the shares of Restricted Stock delivered to Unitholder as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Restricted Stock are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entry to make appropriate reference to such restrictions. Any such book entry notations may include a description of the restrictions set forth in Appendix A attached hereto.

6. Transfer Restrictions. The shares of Restricted Stock are subject to the restrictions and obligations set forth in the Candela Medical, Inc. Stockholders Agreement to be entered into by the Company and the other parties thereto on the date of the Distribution (the “Stockholders Agreement”), any lock-up agreement between the Unitholder and the underwriters of the IPO and, as applicable, Appendix A attached hereto.

7. No Right to Continued Employment or Service. Neither this Agreement nor Unitholder’s receipt of the shares of Restricted Stock hereunder shall impose any obligation on the Company or any of its affiliates to continue the employment or engagement of Unitholder. Further, the Company or any of its affiliates (as applicable) may at any time terminate the employment or engagement of Unitholder, free from any liability or claim under the Equity Incentive Plan or this Agreement, except as otherwise expressly provided herein.

8. Cooperation. Unitholder acknowledges that (i) the IPO constitutes an Initial Public Offering and the Company constitutes the IPO Corporation, in each case, as set forth in the Partnership Agreement, and the Distribution of Restricted Stock in respect of unvested Partnership Class B Units is being effected pursuant to Section 4.6 of the Partnership Agreement and (ii) that Unitholder has obligations to cooperate with the General Partner and take all actions as may be reasonably required by the General Partner in connection with the consummation of the IPO under the Partnership Agreement. Without limiting the foregoing, Unitholder further agrees to cooperate with the General Partner, the Partnership, the Company and their respective affiliates in taking any actions as may be reasonably required by the General Partner, the Partnership, the Company and their respective affiliates to consummate the transactions contemplated by this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the General Partner, the Partnership or the Company in care of its Chief Legal Officer at its principal executive office and to Unitholder at the address appearing in the personnel records of the Company for such Unitholder or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

11. Amendment. Prior to the consummation of the IPO, the General Partner and, after consummation of the IPO, the Company, may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall adversely affect the rights of Unitholder hereunder without the consent of Unitholder.

12. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the shares of Restricted Stock by electronic means. The Unitholder hereby consents to receive such documents by electronic delivery and agrees to receive information related to the shares of Restricted Stock through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15. Other Rights. Unitholder acknowledges that, upon consummation of the Distribution, Unitholder will no longer hold any Partnership Class B Units and will have no surviving rights or obligations under the Partnership Agreement or any other governing documents of the Partnership or any other agreements related to ownership of any such Partnership Class B Units, other than as expressly set forth herein. For the avoidance of doubt, following the consummation of the IPO, the Company shall not have any repurchase rights with respect to the Restricted Shares under the Partnership Agreement.

[Signatures on next page.]

IN WITNESS WHEREOF, Unitholder acknowledges and accepts the terms of this Agreement.

Unitholder

Name: Gaurav Agarwal

Equity Schedule:

PARTNERSHIP CLASS B UNITS	DATE OF ACQUISITION OF PARTNERSHIP CLASS B UNITS	NUMBER OF VESTED PARTNERSHIP CLASS B UNITS AT IPO	NUMBER OF UNVESTED PARTNERSHIP CLASS B UNITS AT IPO

Agreement acknowledged and confirmed:

SM Midco L.P.
By Dion GP Co. Limited, its general partner

By:
Name:
Its:

Dion GP Co. Limited

By:
Name:
Its:

Candela Medical, Inc.

By:
Name:
Its:

APPENDIX A

to the

Exchange Acknowledgement and Agreement

TERMS AND CONDITIONS

1. General. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Company’s 2021 Equity Incentive Plan.

2. Vesting Conditions. Upon receipt, shares of Restricted Stock received in respect of unvested Partnership Class B Units shall initially be unvested. All of the existing terms and conditions applicable to the Partnership Class B Units (as set forth in the applicable Unit Award Agreement attached hereto as Exhibit B) shall continue to apply to the shares of Restricted Stock received in respect of such unvested Partnership Class B Units; provided, that, on and following the date of the closing of the IPO, references to the “Partnership” in each such Unit Award Agreement shall be deemed to refer instead to the Company and “Partnership Group” to the Company and its Subsidiaries). Restricted Stock (i) will not be subject to the Partnership Agreement but (ii) will be subject to the Stockholders Agreement.

3. Treatment of Shares of Restricted Stock Upon Termination. In the event of the Unitholder’s Termination for any reason prior to the time that all of the shares of Restricted Stock have vested, (A) all vesting with respect to such shares of Restricted Stock shall cease and (B) unvested shares of Restricted Stock shall be forfeited to the Company by the Unitholder for no consideration as of the date of such Termination.

4. Non-Transferability. The shares of Restricted Stock are not transferable by the Unitholder while the shares of Restricted Stock are unvested (such period, the “Restricted Period”), unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law or if otherwise permitted by the board of directors of the Company. During the Restricted Period, no impermissible assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall be forfeited to the Company.

Exhibit A

SECTION 83(b) ELECTION FORM

, 2021

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service Center

Re: Election Under §83(b) of the Internal Revenue Code

Dear Sir or Madam:

The undersigned hereby elects under Section 83(b) of the Internal Revenue Code to include in the taxpayer’s gross income for the taxable year in which the property described below was transferred, the excess (if any), of the fair market value of such property at the time of its transfer, over the amount (if any) paid for such property. Pursuant to Treas. Reg. § 1.83-2(e), the following information is submitted:

1.	Name of taxpayer: _________________

2.	Address of taxpayer: _________________

3.	Social Security Number: _________________

4.	Property with respect to which the election is being made: shares of Common Stock of Candela Medical, Inc.

5.	Date Interest Acquired: , 2021

6.	Taxable Year for which election is being made: calendar year 2021

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Nature of the restriction or restrictions to which the property is subject: While the shares of Common Stock described in Paragraph 4 are held by the undersigned, such shares remain subject to vesting based upon the continued performance of substantial services and/or applicable performance conditions.

8.	Fair Market Value of the property at the time of transfer/acquisition, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $

9.	Amount paid for the property: $

Pursuant to Treas. Reg. § 1.83-2(e), a copy of this election has been furnished to the person for whom the undersigned’s services are performed.

Very truly yours,

Gaurav Agarwal

Exhibit B

Unit Award Agreement

[See attached]

EXECUTION VERSION

SM MIDCO L.P.

EXECUTIVE EQUITY INCENTIVE PLAN

CLASS B PROFITS INTEREST UNIT AWARD AGREEMENT

This Class B Profits Interest Unit Award Agreement (this “Agreement”), is made as of November 30, 2017 (hereinafter referred to as the “Date of Grant”), between SM Midco L.P., a Guernsey limited partnership (the “Partnership”), and Gaurav Agarwal (the “Participant”):

R E C I T A L S:

WHEREAS, the Partnership has adopted the SM Midco L.P. Executive Equity Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Plan or in the LP Agreement, as applicable);

WHEREAS, the Participant is employed by or otherwise provides services to the Partnership or an Affiliate thereof; and

WHEREAS, the General Partner has determined that it would be in the best interests of the Partnership to make the award of Class B Profits Interest Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Award of Class B Profits Interest Units.

(a) Class B Profits Interest Units. Subject to the terms and conditions of this Agreement and the Plan, the Partnership hereby grants to the Participant 441,609.95 Class B Profits Interest Units as of the Date of Grant, with a Distribution Threshold of $1.00 per Unit, in each case subject to adjustment as set forth in the Plan and this Agreement. The Class B Profits Interest Units shall vest in accordance with Section 2 of this Agreement.

(b) Distributions. Distributions in respect of Class B Profits Interest Units shall be made to the Participant in accordance with the provisions of the LP Agreement.

2. Vesting. The Class B Profits Interest Units granted to the Participant shall vest, subject to a Participant’s continued employment through the applicable vesting date, 25% of the Class B Profits Interest Units will vest on the first anniversary of the date of Closing Date and 6.25% will vest on a quarterly basis thereafter. All Class B Profits Interest Units, not previously forfeited will vest upon the consummation of a Change of Control, subject to the Participant’s continued employment through such date.

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3. General Termination of Employment Provisions; Breach of Restrictive Covenants Agreement.

(a) All vesting of Class B Profits Interest Units will cease immediately upon a Participant no longer being employed by the Employer for any reason other than due to termination by the Employer without Cause or resignation by the Participant for Good Reason, and in such case all unvested Class B Profits Interest Units will be automatically canceled without consideration and forfeited on such date. Notwithstanding the foregoing, in the event a Participant’s employment terminates for Cause, all Class B Profits Interest Units (vested or unvested) will be immediately cancelled and forfeited without consideration.

(b) Termination without Cause or by the Participant for Good Reason: All vesting of Class B Profits Interest Units will cease immediately upon a Participant’s termination of employment by the Employer without Cause or by the Participant for Good Reason and all unvested Class B Profits Interest Units will be automatically cancelled without consideration and forfeited on such date.

(c) Breach of Restrictive Covenants Agreement:    Notwithstanding any other provision of this Agreement, in the event an RC Breach (as defined in the Plan), all Class B Profits Interest Units (vested or unvested) will immediately be cancelled and forfeited without consideration.

4. Rights as Holder of Class B Profits Interest Units. The Participant shall be the record owner of the Class B Profits Interest Units granted hereunder unless and until such Class B Profits Interest Units are forfeited pursuant to Section 3, repurchased pursuant to Section VI(F) of the Plan or Section 9 hereof or transferred in accordance with Section 6, and as record owner shall be entitled to all rights of a holder of Class B Profits Interest Units; provided, that the Class B Profits Interest Units shall be subject to the limitations on transfer and encumbrance set forth in this Agreement, the Plan and the LP Agreement.

5. Investment Intent; Other Representations of Participant.

(a) Investment Intent. The Participant hereby represents and warrants that the Class B Profits Interest Units must be held for investment purposes and are not being received with a view to distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by the Partnership regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Partnership; and

(b) No Reliance on the Partnership. In making his or her investment decision with respect to the receipt of the Class B Profits Interest Units, the Participant has not relied upon the Partnership or any of its Affiliates, or any representative thereof for any advice of any sort, including, but not limited to tax or securities law advice.

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6. Transferability. The Participant may Transfer, directly or indirectly, any Class B Profits Interest Unit or any interest in any Class B Profits Interest Unit to a Permitted Transferee or otherwise only with the prior written consent of the General Partner, which consent shall be withheld or granted in the sole discretion of the General Partner, or as otherwise expressly permitted or required under the LP Agreement. Any purported assignment, transfer or grant by the Participant, directly or indirectly, of any Class B Profits Interest Unit or any interest in any Class B Profits Interest Unit which is made other than to a Permitted Transferee or without such prior written consent or pursuant to the terms of the LP Agreement shall be entirely null and void, ab initio.

7. Section 83(b) Election and Certain Related Income Tax Considerations. As a condition subsequent to the issuance of the Class B Profits Interest Units pursuant to this Agreement, the Participant shall execute and deliver to the Partnership, the entity to whom the Participant provides services and the Internal Revenue Service (the “IRS”) a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). The Participant hereby acknowledges that (x) the Partnership has not provided, and is not hereby providing, the Participant with tax advice regarding the 83(b) Election and has urged the Participant to consult the Participant’s own tax advisor with respect to the income taxation consequences thereof, and (y) the Partnership has not advised the Participant to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to the Participant if the actual fair market value of the Class B Profits Interest Units on the date hereof exceeds the amount specified in the 83(b) Election.

8. Becoming a Partner of The Partnership; No Access to Information Regarding The Partnership. As a further condition to the issuance of the Class B Profits Interest Units pursuant to this Agreement, the Participant shall execute and deliver to the Partnership a copy of the LP Agreement, together with such other documents as the General Partner may reasonably require, evidencing such Participant’s status as a “Partner” (as defined in the LP Agreement) of the Partnership. Notwithstanding the Participant’s status as a Partner of the Partnership, the Participant shall have no right, solely by virtue of holding a Class B Profits Interest Unit, to (a) examine the books and records of or any other information of the Partnership or (b) obtain any information about the identities of the other Partners of the Partnership (or of the size or nature of such other Partners’ interests in the Partnership).

9. Right to Repurchase Class B Profits Interest Units on Termination of Employment. The Class B Profits Interest Units are subject to the Partnership’s, the Employer’s and the Sponsor’s right of repurchase pursuant to Section VI (F) of the Plan.

10. LP Agreement. Neither the adoption of the Plan nor the grant of any Class B Profits Interest Units pursuant to this Agreement shall restrict in any way the adoption of any amendment to the LP Agreement in accordance with the terms of such agreement.

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11. Notices. Any notice necessary under this Agreement shall be addressed to the Partnership at the principal executive office of the Partnership and to the Participant at the address appearing in the personnel records of the Partnership (or one of the Partnership’s Affiliates) for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Choice of Law; Forum. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY (I)IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT; (II) AGREES THAT THE SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PERSON’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH HEREIN IN THE IMMEDIATELY PRECEDING CLAUSE (I); AND (III) IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND AGREES NOT TO PLEAD OR CLAIM) ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS AND INSTRUMENTS DELIVERED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14. Class B Profits Interest Units Subject to Plan and LP Agreement. By entering into this Agreement the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Plan and the LP Agreement and (ii) the Class B Profits Interest Units are subject to the Plan and the LP Agreement, the terms and provisions of such Plan and LP Agreement are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein or therein, the LP Agreement shall govern and prevail, and then in decreasing order of seniority, the Plan and lastly, this Agreement.

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15. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

16. Definitional Provisions. Defined terms used in this Agreement in the singular shall import the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed to be references to Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time and as from time to time amended, modified or supplemented, including by succession of successor rules, regulations or forms. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference to the number of Class B Profits Interest Units means such Class B Profits Interest Units as appropriately adjusted to give effect to any share combinations, restructuring or other capitalizations of the Partnership or its capital structure. Any reference herein to the holder of a particular class or series of Class B Profits Interest Units shall be a reference to such Person solely in its capacity as a holder of that particular class or series of such Class B Profits Interest Units. Any reference herein to the Partnership shall, where the context requires, mean the Partnership acting by the General Partner.

17. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SM MIDCO L.P.

By: Dion GP Co. Limited, its General Partner

By:	/s/ Gordon Purvis
Name: Gordon Purvis
Title: Director

[Signature Page to Class B Profits Interest Unit Award Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Gaurav Agarwal

/s/ Gaurav Agarwal

[Signature page to Class B Profits Interest Unit Award Agreement]